Exhibit 10.8

AMENDMENT TO MINERAL OPTION AGREEMENT

Lode-Star Gold, Inc. (the “Optionor”) and Lode Star Mining Inc. (formerly, International Gold Corp.) (the “Optionee”) hereby agree to amend the mineral option agreement between them dated October 4, 2014 (the “Option Agreement”), as follows:

1.	Section 1.1(kk) of the Option Agreement is hereby amended by adding the word “net” before the word “smelter”.

2.	Section l.l(rr) of the Option Agreement is hereby amended to read as follows:

“Option” means, collectively, the First Option, the Second Option and the Third Option;

3.	Section l.l(ss) of the Option Agreement is hereby amended to read as follows:

“Option Cash Payments” has the meaning set out in Section 5.4(b);

4.	Section 1.1(tt) of the Option Agreement is hereby amended to read as follows:

“Option Period” means the period from the Effective Date to and including the date of exercise or termination of the Second Option or the Third Option, as the case may be;

5.	Section 1.1(zz) of the Option Agreement is hereby amended to read as follows:

“Penalty Payment” has the meaning set out in Section 5.8;

6.	Section 1.1(ggg) of the Option Agreement is hereby amended to read as follows:

“Second Option” means the exclusive right and option herein granted by the Optionor to the Optionee to permit the Optionee to acquire a fifty percent (50%) undivided right, title and interest in the Property, free and clean of all Encumbrances, except Permitted Encumbrances;

7.	Section 1.1 of the Option Agreement is hereby amended by adding the following Section 1.1(hhh), with the subsequent sections and related section references renumbered accordingly:

“Second Option Cash Payment” has the meaning set out in Section 5.3(c);

8.	Section 1.1 of the Option Agreement is hereby amended by adding the following Section 1.1(jjj), with the subsequent sections and related section references renumbered accordingly:

“Third Option” means the exclusive right and option herein granted by the Optionor to the Optionee to permit the Optionee to acquire an eighty percent (80%) undivided right, title and interest in the Property, free and clean of all Encumbrances, except Permitted Encumbrances;

9.	Section 1.1 of the Option Agreement is hereby amended by adding the following Section 1.1(kkk), with the subsequent sections and related section references renumbered accordingly:

“Third Option Cash Payment” has the meaning set out in Section 5.4(b);

10.	Section 5.3 of the Option Agreement is hereby amended to read as follows:

Consideration for Second Option. The right of the Optionee to exercise the Second Option and acquire an additional thirty percent (30%) Interest, for a total Interest of fifty percent (50%), is conditional on the Optionee:

(a)       funding all Expenditures on the Property from the Effective Date until the date on which the Second Option Cash Payment has been completed;

(b)       repaying to the Optionor (i) all loans, advances or other payments made by the Optionor to the Optionee and (ii) all Expenditures funded by or on behalf of the Optionor, from the Effective Date until the date on which the Second Option Cash Payment has been completed; and

(c)       making cash payments of an aggregate of $5,000,000 to the Optionor in the form of the NSR Royalty (the “Second Option Cash Payment”), commencing on the Effective Date; and

(d)       paying all accrued and unpaid Penalty Payments to the Optionor.

11.	The following Section 5.4 is hereby added to the Option Agreement, with the subsequent sections and related section references renumbered accordingly:

Consideration for Third Option. The right of the Optionee to exercise the Third Option and acquire a further additional thirty percent (30%) Interest, for a total Interest of eighty percent (80%), is conditional on the Optionee:

(a)       funding all Expenditures on the Property from the date on which the Second Option is exercised until the date on which the Third Option Cash Payment has been completed; and

(b)       making cash payments of an aggregate of $5,000,000 to the Optionor in the form of the NSR Royalty (the “Third Option Cash Payment”, and together with the Second Option Cash Payment, the “Option Cash Payments”), commencing upon the exercise of the Second Option.

12.	Section 5.5 of the Option Agreement (now, Section 5.6) is hereby amended to read as follows:

Exercise of Second Option. Upon the Optionee satisfying the conditions in Section 5.3 within the time periods set out therein, the Optionee will be deemed to have exercised the Second Option and to have earned a fifty percent (50%) Interest in the Property.

13.	The following Section 5.7 is hereby added to the Option Agreement, with the subsequent sections renumbered accordingly:

Exercise of Third Option. Upon the Optionee satisfying the conditions in Section 5.4 within the time periods set out therein, the Optionee will be deemed to have exercised the Third Option and to have earned an eighty percent (80%) Interest in the Property.

14.	Section 5.6 of the Option Agreement (now, Section 5.8) is hereby amended to read as follows:

Late Payment Penalties. If the Optionee fails to make the Second Option Cash Payment to the Optionor for a period of one (1) year from the Effective Date, the Optionee shall pay an additional $100,000 to the Optionor on the first anniversary of the Effective Date, and in any subsequent year in which the Optionee has failed to exercise the Second Option and this Agreement remains in effect, the Optionee shall make quarterly cash payments of $25,000 to the Optionor, payable on the last day of the applicable quarter, until such time as the Second Option has been exercised (in either case, a “Penalty Payment”).

15.	Section 12.1 of the Option Agreement is hereby amended by deleting the phrase “Sections 5.2 and 5.3” and replacing it with “Sections 5.2, 5.3 and 5.4”.

16.	Section 12.2 of the Option Agreement is hereby amended to read as follows:

Automatic Termination of Option. The Option will, subject to Section 13.1, be of no further force or effect, and will automatically terminate if the Optionee:

(a)       has not issued the Common Shares as set out in Section 5.2;

(b)       has not completed the repayments or made the Second Option Cash Payment as set out in Section 5.3;

(c)       has not funded the Expenditures or made the Third Option Cash Payment as set out in Section 5.4;

(d)       has not made the Penalty Payments as set out in Section 5.8; or

(e)       delivers an Option Termination Notice to the Optionor.

17.	Section 12.3 of the Option Agreement is hereby amended to read as follows:

Consequences of Termination. If the Option is terminated pursuant to Section 12.2, then the Optionee will acquire no Interest except as provided in this Agreement and the Optionee will have no further obligations or rights under this Agreement, subject to Section 17.8.

For clarity, Exhibit A attached hereto includes the complete text of Part 5 of the Option Agreement, as amended.

The Optionee hereby acknowledges and agrees that, as of September 30, 2019, the Optionee was indebted to the Optionor in the amount of $517,838.39 on account of accrued and unpaid Penalty Payments and $974,047.99 on account of (a) loans, advances or other payments made by the Optionor to the Optionee and (b) Expenditures funded by or on behalf of the Optionor, each since the Effective Date.

All other provisions of the Option Agreement remain unchanged, and except as amended hereby the Option Agreement remains in full force and effect.

Capitalized terms used but not defined in this amendment have the meanings assigned to such terms in the Option Agreement.

All dollar amounts expressed in this amendment refer to the lawful currency of the United States of America.

This amendment will be construed and governed by the laws of the State of Nevada and the federal laws of the United States of America applicable therein.

This amendment may be executed and delivered electronically and in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

This amendment is effective as of October 31, 2019.

LODE-STAR GOLD, INC.		LODE-STAR MINING INC.

By:		By:
	Name: Lonnie Humphries		Name: Mark Walmesley
	Title: President		Title: CEO

EXHIBIT A

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PART 5

GRANT OF OPTION AND NSR ROYALTY

5.1                      Grant of Option. The Optionor hereby grants to the Optionee the sole and exclusive right and option, subject to the terms of this Agreement, to earn up to an eighty percent (80%) Interest in the Property free and clear of all liens, charges and Encumbrances, except Permitted Encumbrances.

5.2                      Consideration for First Option. The right of the Optionee to exercise the First Option and acquire a twenty percent (20%) Interest is conditional on the Optionee allotting and issuing to the Optionor, as fully paid and non-assessable, a total of 35,000,000 Common Shares at a deemed price of $0.02 per share on or before the Satisfaction Date and pursuant to the terms of a subscription agreement in form and substance satisfactory to the Optionor.

5.3                      Consideration for Second Option. The right of the Optionee to exercise the Second Option and acquire an additional thirty percent (30%) Interest, for a total Interest of fifty percent (50%), is conditional on the Optionee:

(a)       funding all Expenditures on the Property from the Effective Date until the date on which the Second Option Cash Payment has been completed;

(b)       repaying to the Optionor (i) all loans, advances or other payments made by the Optionor to the Optionee and (ii) all Expenditures funded by or on behalf of the Optionor, from the Effective Date until the date on which the Second Option Cash Payment has been completed; and

(c)       making cash payments of an aggregate of $5,000,000 to the Optionor in the form of the NSR Royalty (the “Second Option Cash Payment”), commencing on the Effective Date; and

(d)       paying all accrued and unpaid Penalty Payments to the Optionor.

5.4                      Consideration for Third Option. The right of the Optionee to exercise the Third Option and acquire a further additional thirty percent (30%) Interest, for a total Interest of eighty percent (80%), is conditional on the Optionee:

(a)       funding all Expenditures on the Property from the date on which the Second Option is exercised until the date on which the Third Option Cash Payment has been completed; and

(b)       making cash payments of an aggregate of $5,000,000 to the Optionor in the form of the NSR Royalty (the “Third Option Cash Payment”, and together with the Second Option Cash Payment, the “Option Cash Payments”), commencing upon the exercise of the Second Option.

5.5                      Exercise of First Option. Upon the Optionee allotting and issuing the 35,000,000 Common Shares within the time period set out in Section 5.2, the Optionee will be deemed to have exercised the First Option and to have earned a twenty percent (20%) Interest in the Property.

5.6                      Exercise of Second Option. Upon the Optionee satisfying the conditions in Section 5.3 within the time periods set out therein, the Optionee will be deemed to have exercised the Second Option and to have earned an fifty percent (50%) Interest in the Property.

5.7                      Exercise of Third Option. Upon the Optionee satisfying the conditions in Section 5.3 within the time periods set out therein, the Optionee will be deemed to have exercised the Third Option and to have earned an eighty percent (80%) Interest in the Property.

5.8                      Late Payment Penalties. If the Optionee fails to make the Second Option Cash Payment to the Optionor for a period of one (1) year from the Effective Date, the Optionee shall pay an additional $100,000 to the Optionor on the first anniversary of the Effective Date, and in any subsequent year in which the Optionee has failed to exercise the Second Option and this Agreement remains in effect, the Optionee shall make quarterly cash payments of $25,000 to the Optionor, payable on the last day of the applicable quarter, until such time as the Second Option has been exercised (in either case, a “Penalty Payment’’).

5.9                     Common Shares. All Common Shares issued by the Optionee pursuant to this Agreement will be issued as fully paid and non-assessable, free and clear of all liens, charges and Encumbrances, and subject only to such resale restrictions and hold periods as may be imposed by applicable securities legislation and the policies of any exchange on which the Common Shares may then be listed.

5.10                   Adjustment. If the Optionee undertakes a change in capitalization affecting its Common Shares prior to the exercise of the First Option, such as subdivision, consolidation or reclassification of the Common Shares or other relevant changes in Common Shares, including an adjustment arising from a merger, acquisition or plan of arrangement, such proportionate adjustments, if any, appropriate to reflect such change will be made by the Optionee with respect to the number of Common Shares which may be issued by the Optionee to the Optionor hereunder.

5.11                   Advance Royalties. All advance royalties paid by the Optionor to Margraf will be credited solely to the account of the Optionor according to and described in the Sale Deed.